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                                                                 EXHIBIT 10.16.1
                     AMENDMENT NO. 1 TO RESTATED AGREEMENT
                 OF LIMITED PARTNERSHIP OF ORBCOMM GLOBAL, L.P.


         This Amendment No. 1 to Restated Agreement of Limited Partnership of ORBCOMM Global, L.P. ("Amendment No. 1") is entered into as of this 2nd day of December 1996 between Orbital Communications Corporation ("OCC") and Teleglobe Mobile Partners ("Teleglobe Mobile").

                                   WITNESSETH

         WHEREAS, OCC and Teleglobe Mobile previously entered into the Restated Agreement of Limited Partnership of ORBCOMM Global, L.P. dated as of September 12, 1995 (the "ORBCOMM Global Restated Partnership Agreement"); and

         WHEREAS, OCC and Teleglobe Mobile wish to amend the ORBCOMM Global Restated Partnership Agreement.

         NOW THEREFORE, the parties agrees as follows:


SECTION 1 - AMENDMENTS

         Section 3.6(b) of the ORBCOMM Global Restated Partnership Agreement is hereby deleted in its entirety and replaced with the following:

              (b) Stock Option Plan Loans. To the extent (i) the Partnership has agreed to reimburse ORBCOMM for the costs paid by ORBCOMM pursuant to Section 6.06 of the Orbital Communications Corporation 1992 Stock Option Plan (including the payment by ORBCOMM of withholding taxes with respect to the exercise of stock options) in purchasing stock acquired by employees or former employees of ORBCOMM, the Partnership, ORBCOMM USA or ORBCOMM International (the "Stock Option Plan Costs"),
         (ii) the Partnership is permitted to reimburse ORBCOMM for the Stock Option Plan Costs under the terms of the Indenture dated as of August 7, 1996 (the "Indenture") among ORBCOMM and ORBCOMM Global Capital Corp., as Issuers, ORBCOMM USA, L.P., ORBCOMM International Partners, L.P., Orbital Communications Corporation and Teleglobe Mobile Partners, as Guarantors, and Marine Midland Bank, as Trustee, and
         (iii) the Partnership has on hand sufficient cash or cash equivalents, taking into account its short-term anticipated cash needs, to reimburse ORBCOMM for the Stock Option Plan Costs, the Partnership shall pay to ORBCOMM the Stock Option Plan Costs; provided however, that in the event the Partnership requires additional capital contributions, then ORBCOMM agrees to provide to the Partnership a loan or loans in the amount of (i)(A) the Stock Option Plan Costs paid by the Partnership with respect to options granted prior to the





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         Restatement Date and (B) such Stock Option Plan Costs paid by the
         Partnership prior to January 1, 2001 minus (ii) $500,000. Such loan or loans shall bear interest at the rate of eight per cent (8%) per annum and the principal and interest of such loan shall be repaid in whole or in part at such time as there is Partnership cash on hand available for distribution to the Partners, with the balance being repaid in three equal annual installments commencing on January 1, 2001 and ending on January 1, 2003.


SECTION 2 - MISCELLANEOUS

         (a) This Amendment No. 1 shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof related to choice or conflict of laws.

         (b) No changes to the ORBCOMM Global Restated Partnership Agreement are authorized hereby except as otherwise specified in this Amendment No. 1.


         IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first above written.


                          TELEGLOBE MOBILE PARTNERS
                          By:     Teleglobe Mobile Investment Inc.,
                                  its Managing Partner


                          By: /s/ Guthrie J. Stewart
                              -----------------------------------------
                               Name:  Guthrie J. Stewart
                               Title:  Chairman of the Board and Chief
                                           Executive Officer

                          ORBITAL COMMUNICATIONS CORPORATION



                          By: /s/ Jeffrey V. Pirone
                              ------------------------------------------
                               Name:  Jeffrey V. Pirone
                               Title:  Chief Financial Officer





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